Exhibit 99.2

NightFood Reaches Agreement to Acquire Suffield Foods

TARRYTOWN, NY, December 2, 2016 (MARKETWIRED) -- NightFood Holdings, Inc. (OTC: NGTF), a fully reporting “better-for-you” snack company, today announced that it has agreed to terms and signed a definitive agreement to acquire Suffield Foods, LLC, and Hook Marketing, LLC, contingent upon NightFood providing ongoing operating capital for Suffield operations.

Hook has been granted a license to manufacture and distribute Fiber One™ ice cream, and conducts operations through its subsidiary, Suffield.

“Over the last several months, we have had acquisition discussions with numerous companies in the snack space. We believe this deal with Suffield represents a tremendous opportunity, and I look forward to working with the Suffield team to help make Fiber One™ ice cream available to retailers and consumers across the country,” stated NightFood CEO Sean Folkson.

Ice cream industry veteran and Suffield CEO Frank Everett has been bolstered by the feedback he’s received, “With Fiber One™ ice cream, we’re delivering a unique set of benefits to the consumer and the retailer. This transaction will allow us access to the capital we need to manufacture, distribute, and support Fiber One™ ice cream at retail.”

Distribution plans call for the ice cream to be introduced into several major supermarket chains throughout the United States during the first half of 2017, along with broad distribution in supermarkets and drug stores throughout the New York Metro area.

As part of the arrangement, NightFood has agreed to provide Suffield with the operating capital needed to launch Fiber One™ ice cream through the end of 2017, and can consummate the acquisition as early as mid-2017 provided the funding has been completed, and certain other conditions have been met.

About Nightfood:

NightFood (OTCQB: NGTF), “The Nighttime Snack Company”, is a snack food company dedicated to providing consumers delicious, better-for-you choices for evening snacking. NightFood is the first company to create products to address the unique nutritional needs consumers have at night. NightFood creates, manufactures, and distributes products to help consumers satisfy nighttime cravings in a better, healthier, more sleep friendly way. For more information, visit www.nightfood.com

About Suffield Foods, LLC:

Suffield Foods, through its relationship with Hook Marketing LLC, manufactures and distributes Fiber One™ ice cream throughout the United States under license. The product line consists of high-fiber, low-fat ice cream in pints and ice cream novelties such as ice cream bars and ice cream sandwiches.. Both Hook and Suffield have signed a definitive agreement to be acquired by NightFood, with said acquisition contingent upon NightFood continuing to fund Suffield operations and certain other requirements.

Forward Looking Statements:

This current press release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:
Christina Lee Schmohl

646-405-5850 x6

Clee@e5aim.com

Investor Contact:
Sean Folkson, CEO

888-888-6444, x4
sean@nightfood.com